SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)              March 18, 1999
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                          Insituform East, Incorporated
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               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


               0-10800                                  52-0905854
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      (Commission File Number)               (IRS Employer Identification No.)



         3421 Pennsy Drive, Landover, Maryland                     20785
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       (Address of Principal Executive Offices)                 (Zip Code)



           Registrant's telephone and fax numbers, including area code
                              (301) 386-4100 (tel)
                              (301) 386-2444 (fax)
          (301) 773-4560 (24-hour public information Fax Vault System)


                                      None
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                     (Former Name or Former Address, if
                           Changed Since Last Report)


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Item 5.    Other Events.

           Since 1978, Insituform East, Incorporated (the "Company") has entered into six license agreements with Insituform Technologies, Inc. ("ITI"), which grant the Company the right to perform under the Insituform name the Insituform process for reconstructing pipelines with little or no excavation, in Maryland, Virginia, the District of Columbia, Pennsylvania, Ohio, West Virginia, Delaware and three Kentucky counties. The license agreements are for the life of the patents or the patent rights unless sooner terminated by certain specified action of the Company or ITI. The license agreements were entered into as sub-licenses from Insituform of North America, Inc., although ITI has since succeeded to the rights of the original owner and licensor of the Insituform process and name.

           In 1985, Midsouth Partners (the "Partnership") was organized with the Company included as a general partner and holder of a 42.5% equity interest in the Partnership. Midsouth Partners became the exclusive licensee to perform the Insituform process under the Insituform name in Tennessee, the rest of Kentucky and northern Mississippi. Pursuant to a June 12, 1996 arbitration award, the Company obtained majority control of the Management Committee of the Partnership without change to its original 42.5% minority equity interest. ITI and an affiliate, the other general partners of the Partnership, together hold a non-controlling but majority 57.5% equity interest.

           By letter dated March 11, 1999, ITI, through a subsidiary, delivered notice of a purported termination of Midsouth Partners. Simultaneously, ITI delivered notice of a purported termination of the Insituform license under which Midsouth Partners performs the Insituform process under the Insituform name. ITI also has announced that it has filed an action in the Chancery Court of Delaware for a declaration that was within its rights in effecting its purported terminations, and that it intends to bid on projects under the Insituform name within the Insituform license territory of the Partnership.

           The Board of Directors of the Company is determined to protect the Company's rights and interests in Midsouth Partners and the Partnership's license agreement. The Company believes that the purported termination by ITI of the Partnership's Insituform license is not effective, that the license continues to operate, and that the Partnership continues to have the exclusive right to perform the Insituform process under the Insituform name in the Partnership's license territory. The Company believes that ITI acted wrongfully in attempting to terminate the Partnership and the Insituform license, and that its actions in purporting to terminate the Partnership's Insituform license and in submitting bids in the Insituform name in the Partnership's Insituform license territory violate both the Partnership Agreement and the Partnership's license.

           The Company intends to vigorously defend its interests in the Partnership and the Insituform license agreement under which Midsouth Partners performs the Insituform process under the Insituform name. By letter dated March 17, 1999, the Company advised ITI that its actions violate both the Partnership Agreement and the Partnership's license, and that the Company intends to enforce its rights.

Item 7.    Financial Statements and Exhibits.

(c)      Exhibits

           The exhibits filed as a part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INSITUFORM EAST, INCORPORATED



Date:  March 18, 1999               By: /s/ George Wm. Erikson
                                    George Wm. Erikson
                                    Chairman


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                                INDEX TO EXHIBITS

Exhibit   Description

99.1 Letter dated March 17, 1999 from the Registrant, Insituform East, Inc. to the Chairman of Insituform Technologies, Inc.

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